Exhibit 99.1

Zymeworks Reports Second Investigational New Drug (IND)-Submission
Milestone Achieved in Lilly Collaboration

●	Lilly’s second immune-oncology candidate using Zymeworks’ novel Azymetric™ platform to start clinical trials
●	Zymeworks to receive milestone payment of US$8.0 million for this second IND submission
●	Lilly is one of eight pharma partners; INDs by others anticipated
●	Total value of remaining potential milestones for all Zymeworks’ partnerships exceeds US$7.6 billion

Vancouver, Canada (January 17, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional therapeutics, today reported the achievement of a new development milestone in its collaboration with Eli Lilly and Company (“Lilly”). In accordance with Zymeworks’ 2014 licensing and collaboration agreement with Lilly, Zymeworks will receive a milestone payment of US$8.0 million for Lilly’s submission of an IND application for an immuno-oncology bispecific antibody enabled by Zymeworks’ proprietary Azymetric™ platform.

“We believe that Lilly’s submission of a second IND on an Azymetric™ bispecific drug candidate within a six-month period is further evidence that Zymeworks’ platform technologies are enabling our global pharmaceutical partners to accelerate drug development into the clinic,” said Ali Tehrani, Ph.D., President and Chief Executive Officer of Zymeworks. “As one of our first collaborators, Lilly’s successes demonstrate the ease of use, productivity and promise of our proprietary platforms, especially for advancing therapeutic programs into the clinical setting.”

Under its two licensing and collaboration agreements with Lilly, Zymeworks has granted Lilly worldwide licenses to research, develop, and commercialize multiple bispecific therapeutics directed towards Lilly’s targets. To date, Zymeworks has received multiple equity investments, an upfront licensing payment and multiple research and development milestone payments under these agreements. Zymeworks is also eligible to receive further development and commercial milestone payments and tiered royalties on global product sales.
About the Azymetric™ Platform
The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. This unique technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. An Investigational New Drug (IND) application was recently accepted by the Food and Drug Administration (FDA) for its second product candidate, ZW49, a novel bispecific antibody drug conjugate (ADC). Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to Zymeworks receipt of future milestone payments and royalties from Lilly or any of its other partners, the speed and success of drug discovery and development, the likelihood of Zymeworks’ partners advancing drug candidates to clinical trials and other information that is not historical information. When used herein, words and phrases such as “will,” “eligible to,” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net